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          CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


We hereby consent to the use in this annual report on Form 10-KSB for the year ended December 31, 1998 filed in behalf of Casinovations Incorporated of our report dated February 5, 1999, relating to the financial statements of Casinovations Incorporated as of December 31, 1998.


                        /s/ James E. Scheifley & Associates, P.C.
                        James E. Scheifley & Associates, P.C.
                         Certified Public Accountants

March 25, 1999
Denver, Colorado